UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2016

Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 897-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.
On May 10, 2016, Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) held its annual meeting of stockholders at 330 Madison Avenue, New York, NY 10017 (the “Annual Meeting”). Stockholders representing shares, or 90.6%, of the outstanding shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), outstanding as of March 18, 2016 (the “Record Date”) were present in person or were represented at the meeting by proxy.
The purpose of this meeting was to consider and vote upon the following two proposals:

1.	To elect seven individuals to the board of directors for the ensuing year and until their successors are elected and qualify and

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

At the Annual Meeting, the stockholders elected all seven director nominees and ratified the appointment of KPMG LLP. The votes cast with respect to each proposal were as follows:

	Votes For	Votes Withheld	Total
Proposal 1: Election of Directors
Lynn C. Thurber	81,874,993	1,240,302	83,115,295
Virginia G. Breen	82,216,556	898,739	83,115,295
Jonathan B. Bulkeley	82,216,556	898,739	83,115,295
R. Martel Day	82,124,707	990,588	83,115,295
Jacques N. Gordon	82,216,556	898,739	83,115,295
Jason B. Kern	82,243,660	871,635	83,115,295
William E. Sullivan	82,216,556	898,739	83,115,295
	Votes For	Votes Against	Abstentions
Proposal 2: Ratification of KPMG LLP Appointment	80,703,644	779,524	1,632,126

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:     /s/ C. ALLAN SWARINGEN
Name: C. Allan Swaringen
Title: Chief Executive Officer and President

Date: May 11, 2016